Exhibit 10.1

EXECUTION VERSION

UNITEDGLOBALCOM, INC.

AND

THE BANK OF NEW YORK

as Trustee

_______________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 24, 2005

to

INDENTURE

Dated as of April 6, 2004

1 3/4% Convertible Senior Notes Due April 15, 2024

TABLE OF CONTENTS

Page

ARTICLE I DEFINED TERMS 1

ARTICLE II AMENDMENTS 1

Section 2.1 Concerning Definitions 1

Section 2.2 Concerning Conversion 2

Section 2.3 Concerning Exhibits C, D and E 2

ARTICLE III CONCERNING THE TRUSTEE 3

Section 3.1 Terms and Conditions 3

Section 3.2 No Responsibility 3

ARTICLE IV EFFECT OF EXECUTION AND DELIVERY 3

ARTICLE V MISCELLANEOUS PROVISIONS 3

Section 5.1 Headings Descriptive 3

Section 5.2 Rights and Obligations of the Trustee 4

Section 5.3 Successors and Assigns 4

Section 5.4 Separability Clause 4

Section 5.5 Counterparts 4

Section 5.6 Governing Law 4

Section 5.7 Conflict with Trust Indenture Act 4

FIRST SUPPLEMENTAL INDENTURE, dated as of May 24, 2005 (this "First Supplemental Indenture"), between UNITEDGLOBALCOM, INC., a Delaware corporation (herein called the "Company"), having its principal office at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "Trustee").

WITNESSETH:

WHEREAS, the Company has executed and delivered to the Trustee that certain Indenture, dated as of April 6, 2004 (the "Original Indenture"), pursuant to which the Company's 1 3/4% Convertible Senior Notes due April 15, 2024 in the principal amount of Euro 500,000,000 were issued;

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated January 17, 2005 (the "Merger Agreement");

WHEREAS, subject to and in compliance with the terms of the Original Indenture, a Holder of a Security, at such Holder's option during the periods specified in the Indenture and the Securities, could convert the principal amount of such Security into, at the Company's option, either (i) shares of Class A Common Stock of the Company, (ii) cash in Euros or (iii) a combination of cash and such shares; and

WHEREAS, the Company is entering into this First Supplemental Indenture with the Trustee in compliance with Section 9.1 of the Original Indenture in order to permit conversion of a Security in connection with, among other things, the Merger Agreement;

NOW, THEREFORE, each party agrees as follows for the benefit of each of the other parties to this First Supplemental Indenture and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I
DEFINED TERMS

All capitalized terms not otherwise defined in this First Supplemental Indenture have the meanings assigned thereto in the Original Indenture.

ARTICLE II
AMENDMENTS

Section 2.1 Concerning Definitions.

(a) For all purposes of the Original Indenture, this First Supplemental Indenture and the Securities, the definitions of the following terms set forth in Section 1.1 of the Original Indenture are amended and restated to read in full as follows:

"First Supplemental Indenture" means the First Supplemental Indenture, dated as of May 24, 2005, between the Company and the Trustee.

"Indenture" means this instrument as originally executed, as supplemented and amended by the First Supplemental Indenture, and as it may from time to time be supplemented or amended by one or more other indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

Section 2.2 Concerning Conversion.

(a) Section 12.1(a)(5) of the Original Indenture is amended and restated to read in full as follows:

(5)(A)(i) on or prior to January 16, 2005 and on or after June 30, 2005, the Company became or becomes a party to a consolidation, merger, binding share exchange or sale of all or substantially all of its assets, in each case, pursuant to which the Class A Common Stock would be converted into cash, securities or other property unless at least 90% of the consideration (excluding cash payments for fractional share interests and cash payments pursuant to dissenters' rights) in such transaction consists of Common Stock, American Depositary Shares or other certificates representing Equity Interests traded on a United States national securities exchange or quoted on the Nasdaq Stock Market, or will be so traded or quoted when issued or exchanged in connection with such transaction, and as a result of such transaction or transactions the Securities become convertible into such publicly traded securities or (ii) on or after January 17, 2005 and on or prior to June 29, 2005, the Company became or becomes a party to a consolidation, merger, binding share exchange or sale of all or substantially all of its assets, in each case, pursuant to which the Class A Common Stock could be converted into cash, securities or other property and (B) the Holder has surrendered the Holder's Securities for conversion within the time period specified in Section 12.1(b)(4).

Section 2.3 Concerning Exhibits C, D and E.

The first sentence in each of the Form of Transfer Certificate -- Restricted Global Security to Regulation S Global Security attached as Exhibit C to the Original Indenture, the Form of Transfer Certificate -- Restricted Global Security to Unrestricted Global Security attached as Exhibit D to the Original Indenture and the Form of Transfer Certificate -- Regulation S Global Security to Restricted Global Security is amended and restated to read in full as follows:

Reference is hereby made to the Indenture, dated as of April 6, 2004, between the Company and The Bank of New York, as trustee (as it may from time to time be supplemented or amended, the "Indenture").

ARTICLE III
CONCERNING THE TRUSTEE

Section 3.1 Terms and Conditions.

The Trustee accepts this First Supplemental Indenture and agrees to perform the duties of the Trustee upon the terms and conditions set forth herein and in the Original Indenture, as modified by this First Supplemental Indenture.

Section 3.2 No Responsibility.

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company, as the case may be.

ARTICLE IV
EFFECT OF EXECUTION AND DELIVERY

From and after the date of this First Supplemental Indenture and without any further notice or action on the part of the Company, the Trustee, any Holder or any other Person, (i) the Original Indenture shall be deemed to be modified in accordance with the amendments set forth in Article II of this First Supplemental Indenture, (ii) this First Supplemental Indenture shall form a part of the Indenture for all purposes, (iii) except as expressly modified by this First Supplemental Indenture, the Original Indenture shall continue in full force and effect, (iv) the Securities shall continue to be governed by the Original Indenture, as modified by this First Supplemental Indenture and (v) every Holder of Securities heretofore authenticated and delivered under the Original Indenture and hereafter authenticated and delivered under the Original Indenture, as modified by this First Supplemental Indenture, shall be bound by the Original Indenture, as modified by this First Supplemental Indenture.

ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.1 Headings Descriptive.

The Article and Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction of this First Supplemental Indenture.

Section 5.2 Rights and Obligations of the Trustee.

All of the provisions of the Original Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with the same effect as if set forth herein in full.

Section 5.3 Successors and Assigns.

All covenants and agreements in this First Supplemental Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

Section 5.4 Separability Clause.

In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.5 Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 5.6 Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B), AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Section 5.7 Conflict with Trust Indenture Act.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision which is required or deemed to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

UNITEDGLOBALCOM, INC.

By:	/s/ Ellen P. Spangler
Name:	Ellen P. Spangler
Title:	Senior Vice President

THE BANK OF NEW YORK

By:	/s/ Michael Pitfick
Name:	Michael Pitfick
Title:	Vice President